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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of Ultratech Stepper, Inc. of our report dated January 23, 1998, included in the 1997 Annual Report to Stockholders of Ultratech Stepper, Inc.

    Our audits included the financial statement schedule of Ultratech Stepper, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92572) pertaining to the 1993 Stock Option/Stock Issuance Plan and the 1995 Employee Purchase Plan of Ultratech Stepper, Inc. of our report dated January 23, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Ultratech Stepper, Inc.

                                          /s/ ERNST & YOUNG LLP
                                          San Jose, California
                                          March 27, 1998